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                                                                    EXHIBIT 10.2




January __, 1998


The Sirena Apparel Group, Inc.
10333 Vacco Street
South El Monte, CA 91733

RE:  Term Loan Agreement

Gentlemen:

We refer to that certain Factoring, Credit and Security Agreement dated August 19, 1994 between The Sirena Apparel Group, Inc. ("Client") and Heller Financial, Inc. ("Heller"), as amended from time to time (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

Client desires that Heller make a term loan to Client in the amount of $500,000.

This letter shall confirm the agreement between Heller and Client that, in addition to loans and advances made by Heller to Client pursuant to the Credit Agreement, Heller shall make a term loan to Client in the amount of $500,000 (the "Term Loan"). The proceeds of the Term Loan shall be applied in payment of $500,000 of outstanding Special Advances under the Credit Agreement.

Client shall repay the Term Loan in thirty (30) successive monthly installments of principal (each such installment shall be a "Scheduled Installment") due on the last day of February, 1998 and on the last day of each month thereafter until paid, the first twenty-nine Scheduled Installments in the amount of $16,666 each and the final Scheduled Installment in the amount necessary to pay the remaining balance of the Term Loan in full.

Client shall execute and deliver to Heller a Term Note in the principal amount of $500,000 to evidence the Term Loan under this Agreement.

In order to induce Heller to make the Term Loan, Client represents and warrants to Heller that the following statements are and will be true, correct, and complete:

   (a) There are no judgments outstanding or affecting any of Client's property nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best of Client's knowledge after due inquiry, threatened against or affecting Client or any of its property which could reasonably be expected to result in any material adverse effect. Client has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any material adverse effect.

   (b) All of Client's material tax returns and reports required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges upon Client and upon its properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of Client's United States income tax returns are under audit and no tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on Client's books in respect of any taxes or other governmental charges are in accordance with GAAP.

   (c) Client is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation between Client and any person or entity, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

   (d) Client has been and is currently in compliance with all applicable environmental laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable environmental laws. There are no claims,


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        liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any hazardous materials asserted or threatened against Client or relating to any real property currently or formerly owned, leased or operated by Client.

This Term Loan Agreement (this "Agreement") will remain in force and effect until the earlier of (a) June 30, 2000 or (b) termination of the Credit Agreement (the date which is the earlier to occur of (a) and (b) shall hereinafter be referred to as the "Termination Date"). On the Termination Date, all amounts outstanding under this Agreement shall be due and payable in full.

The Term Loan shall be secured by a lien on all collateral security now or hereafter granted by Client to Heller under the Credit Agreement, that certain Equipment Security Agreement of even date herewith (the "Equipment Agreement ") or any other agreement between Client and Heller ( the " Collateral ").

Client agrees to pay interest on the Term Loan calculated daily at a rate per annum equal to one and one half percent (1.5%) plus the prime or base rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association (the "Base Rate"). Interest will be payable by Client to Heller or charged by Heller to Client's account at the end of each month. Any publicly announced decrease or increase in the Base Rate will result in an adjustment to the interest rate on the next business day.

Failure to repay the Term Loan pursuant to the terms of this Agreement shall constitute an event of default under the Credit Agreement and the Equipment Agreement. An event of default under the Credit Agreement or the Credit Agreement shall constitute a default under this Agreement. Upon the occurrence of a default or an event of default, Heller shall have all the rights ascribed to it under this Agreement, the Equipment Agreement and the Credit Agreement, including, but not limited to, the right to terminate this Agreement, the Credit Agreement and any other agreements between Client and Heller and to demand payment in full of all of Client's liabilities, indebtedness and obligations owing to Heller.

If at any time or times on or after a default hereunder Heller employs counsel
(a) to advise or represent Heller with respect to any of the Collateral, this Agreement, or any other agreement between Heller and Client, (b) to represent Heller in any litigation, contest, dispute, suit or proceeding, including any proceeding under federal bankruptcy laws or any other insolvency or receivership laws, or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Heller, Client or any other person) in any way or respect relating to the Collateral, this Agreement, or any other agreement between Heller and Client, (c) to enforce any rights of Heller against Client or any other person which may be obligated to Heller by virtue of this Agreement or any other agreement between Heller and Client, (d) to protect, collect, sell, liquidate or otherwise dispose of the Collateral and/or (e) to attempt to or to enforce Heller's security interest in the Collateral, then Client shall pay to Heller on demand the reasonable attorneys' fees and other professional fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Heller in any way or respect arising in connection with or relating to any of the events described in this paragraph.

APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

CONSENT TO JURISDICTION. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES STATE OF CALIFORNIA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. CLIENT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. CLIENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON CLIENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO CLIENT, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.


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WAIVER OF JURY TRIAL. CLIENT AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO
A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. CLIENT AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. CLIENT AND HELLER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Sincerely,                                        Accepted and Agreed:

HELLER FINANCIAL, INC.                            THE SIRENA APPAREL GROUP, INC.


By: _________________________                     By: __________________________

Title: _______________________                    Title: _______________________



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                                   TERM NOTE


$500,000                                                    January _____, 1998


FOR VALUE RECEIVED, the undersigned, THE SIRENA APPAREL GROUP, INC., a Delaware corporation ("Company"), hereby unconditionally promises to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), at Heller's office located at 505 North Brand Boulevard, Glendale, California 91203, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), payable in accordance with the terms of that certain Term Loan Agreement of even date herewith between Company and Heller (the "Term Loan Agreement").

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

This Note is the Term Note referred to in the Term Loan Agreement and is issued to evidence the Term Loan made to Company under the Term Loan Agreement. This
Note is entitled to the benefits of the Term Loan Agreement to which reference is hereby made for a more complete statement of the terms, conditions and covenants under which this Note is made and is to be repaid, including, but not limited to, those related to acceleration of the indebtedness represented hereby upon the occurrence of a default or event of default or upon the termination of the Term Loan Agreement.

Company promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate per annum equal to the Base Rate plus one and one half percent (1.5%). Interest shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable by Company or charged to Company's account at the end of each month. Any publicly announced decrease or increase in the Base Rate shall result in an adjustment to the interest rate on the next business day.

In no event shall the total interest received by Heller on the principal amount of Company's obligations under this Note pursuant to the terms hereof exceed the maximum rate permitted by applicable law (the "Maximum Rate") and in the event excess interest ("Excess Interest") is determined by a court of competent jurisdiction to have been paid, (a) at Heller's option, such Excess Interest shall be applied as a credit against the outstanding principal balance of such obligations or accrued but unpaid interest (not to exceed the maximum amount permitted by law), refunded to Company or any combination thereof, (b) the interest rate shall be automatically reduced to the Maximum Rate, and Company shall not have any action against Heller for any damages arising out of the payment or collection of Excess Interest.

Notwithstanding the foregoing, if for any period of time interest on any of Company's obligations under this Note is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such obligations shall remain at the Maximum Rate until Heller shall have received the amount of interest which Heller would have received during such period on such obligations had the rate of interest not been limited to the Maximum Rate during such period.

To secure the payment of the principal and interest of this Note and all renewals and extensions of the same or any part thereof and any and all other obligations now or hereafter owing or to become owing from Company to Heller, howsoever created, arising, evidenced or acquired by Heller, whether direct or contingent, Company has granted and given to Heller a general and continuing lien and security interest in certain of Company's assets as listed and described in the various agreements by and between Company and Heller, all as amended from time to time, including, without limitation, that certain Loan and Security Agreement dated June 21, 1993 (collectively called the "Agreements") to which reference is made for a statement of the nature and extent of the security and protection afforded, the rights of Heller and the rights and obligations of Company, together with all other and sundry grants and pledges of security heretofore and hereafter given (collectively called the "Collateral"), with full power and authority to Heller to transfer, assign, pledge or replace the same in whole or in part. In case of exchange of, or substitution for, or addition to the Collateral, the provisions hereof shall extend to such exchanged, substituted, or additional Collateral. Upon

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payment of this Note, Heller may nevertheless retain the Collateral hereby pledged to secure the payment of other obligations of Company to Heller, if any, for which the same is pledged. Heller is expressly released from all obligation or liability: (a) to protect, collect, demand payment of, protest or enforce the Collateral; (b) to take any action whatsoever in regard to the Collateral or any part thereof; or (c) for any loss of or depreciation in the value of the Collateral.

Company hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest, nonpayment and all other notices in connection with this Note. Subject to the Term Loan Agreement, Company also waives all rights to notice and hearing of any kind upon the occurrence of a default or an event of default prior to the exercise by Heller of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be payable by the undersigned.

THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF CALIFORNIA.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Heller or Company, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Company's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Company.

WITNESS the signature of the undersigned, as of the date first above written.


THE SIRENA APPAREL GROUP, INC.


By: _______________________

Title: _______________________